SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 3, 2003

Xcel Energy Inc. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Minneapolis, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.1 Presentation to Lehman Energy Conference

Item 5. Other Events

Xcel Energy has completed its evaluation of additional tax benefits that are available related to its investment in NRG. This evaluation included an analysis of potential state tax effects of the NRG investment write-off and refinements of Xcel Energy’s tax basis calculations. Xcel Energy plans to record $105 million of additional tax benefits in its third quarter 2003 results, which will increase Xcel Energy’s cumulative income tax benefits related to its investment in NRG to $811 million.

On September 4, 2003, Xcel Energy will present information regarding Xcel Energy’s recent results of operations and financial condition. The presentation contains material, non-public information. In addition, it contains financial measures, which are not based on generally accepted accounting principles (GAAP). These measures have adjusted GAAP earnings guidance to reflect the impact of historic and expected future events, which management believes to be more indicative of future earnings performance. The pro-forma information reflects the future divestiture of NRG Energy, Inc. expected as a result of its bankruptcy filing and financial restructuring. The measures also reflect the divestiture of Viking Gas Transmission, which was sold in January 2003.

See additional information in the presentation furnished as exhibit 99.01.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.01	Xcel Energy presentation to the Lehman Energy Conference on September 4, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ RICHARD C. KELLY Richard C. Kelly Vice President and Chief Financial Officer

September 3, 2003

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